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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Summary Consolidated Financial Data", "Selected Consolidated Financial Data", and "Experts" and to the use of our report dated December 10, 1999 in the Registration Statement (Form S-1) and related Prospectus of Biopure Corporation for the registration of 2,875,000 shares of its common stock.



                                                      /s/ Ernst & Young LLP


Boston, Massachusetts
February 9, 2000